EXHIBIT 32.1

      STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of ABC Realty, Inc. (the "Company") for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Duane Bennett, Chief Executive Officer, certify that:

* the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

* information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Duane Bennett
-----------------
Duane Bennett
Director, President, Chief Executive Officer and Chief Financial Officer


May 14, 2004